Exhibit 10.3

WINMARK CORPORATION
WIRTH BUSINESS CREDIT, INC.
WINMARK CAPITAL CORPORATION
GROW BIZ GAMES, INC.

Private Shelf Facility

_________________

PRIVATE SHELF AGREEMENT

_________________

Dated as of April 12, 2022

(Not Part of Agreement)

Page

1. AUTHORIZATION OF ISSUE OF SHELF NOTES1

2. PURCHASE AND SALE OF SHELF NOTES.2

2A(1). Facility2

2A(2). Issuance Period2

2A(3). Request for Purchase2

2A(4). Rate Quote3

2A(5). Acceptance3

2A(6). Market Quote3

2A(7). Facility Closings4

2A(8). Fees4

3. CONDITIONS OF CLOSING.5

3A. Conditions to Effectiveness of this Agreement6

3A(1). Documents6

3A(2). Amendment to Credit Agreement6

3A(3). Amendments to Existing Note Agreement7

3A(4). Fees and Expenses7

3B. Conditions to Each Closing Day7

3B(1). Documents7

3B(2). Opinion of Purchasers’ Special Counsel8

3B(3). Opinion of Issuers’ Counsel8

3B(4). Representations and Warranties; No Default; Satisfaction of Conditions8

3B(5). Purchase Permitted By Applicable Laws; Approvals9

3B(6). Certificates of Insurance9

3B(7). Material Adverse Change9

3B(8). Fees and Expenses9

3B(9). Proceedings9

3B(10). Sale to Other Purchasers10

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(continued)

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3B(11). Private Placement Number10

4. PREPAYMENTS10

4A(1). Required Prepayments of Shelf Notes10

4A(2). Required Prepayment Pursuant to Intercreditor Agreement10

4B. Optional Prepayment With Yield-Maintenance Amount10

4C. Notice of Optional Prepayment10

4D. Application of Prepayments11

4E. Offer of Prepayment with Proceeds of Asset Dispositions11

4E(1). Notice of Prepayment Event11

4E(2). Offer to Prepay11

4E(3). Acceptance; Rejection11

4E(4). Prepayment11

4E(5). Officer’s Certificate12

4F. No Acquisition of Notes12

5. AFFIRMATIVE COVENANTS12

5A. Financial Statements12

5B. Information Required by Rule 144A15

5C. Inspection of Property15

5D. Books and Records15

5E. Compliance with Law15

5F. Maintenance of Insurance16

5G. Maintenance of Properties16

5H. Payment of Taxes16

5I. Corporate Existence17

5J. Subsequent Guarantors or Issuers17

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(continued)

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5K. Further Assurances17

5L. Employee Benefit Plans17

5M. Environmental Matters18

5N. Tax Shelter Registration18

6. NEGATIVE COVENANTS18

6A. Financial Covenants18

6A(1). Fixed Charge Coverage Ratio19

6A(2). Maximum Leverage19

6B. Debt19

6C. Liens20

6D. Operating Leases21

6E. Restricted Payments21

6F. Mergers, Consolidations, Acquisitions, Sales21

6G. Modification of Organizational Documents23

6H. Affiliate Transactions23

6I. Unconditional Purchase Obligations23

6J. Inconsistent Agreements23

6K. Business Activities23

6L. Subordinated Debt Documents23

6M. Fiscal Year24

6N. Control Agreements24

6O. Terrorism Sanctions Regulations24

6P. Most Favored Lender24

7. EVENTS OF DEFAULT24

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(continued)

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7A. Acceleration24

7B. Rescission of Acceleration28

7C. Notice of Acceleration or Rescission28

7D. Other Remedies28

8. REPRESENTATIONS, COVENANTS AND WARRANTIES28

8A(1). Organization; Subsidiary Preferred Equity29

8A(2). Power and Authority29

8A(3). Execution and Delivery of Transaction Documents29

8B. Financial Statements29

8C. Actions Pending30

8D. Outstanding Debt30

8E. Title to Properties30

8F. Taxes30

8G. Conflicting Agreements and Other Matters31

8H. Offering of Notes31

8I. Use of Proceeds31

8J. ERISA32

8K. Governmental Consent33

8L. Compliance with Environmental and Other Laws33

8M. Regulatory Status33

8N. Permits and Other Operating Rights33

8O. Rule 144A34

8P. Absence of Financing Statements, Etc.34

8Q. Establishment of Security Interest34

-iv-

(continued)

Page

8R. Foreign Assets Control Regulations, Etc.34

8S. Environmental Matters35

8T. Disclosure36

8U. Existing Agreements36

9. REPRESENTATIONS OF EACH PURCHASER36

9A. Nature of Purchase36

9B. Source of Funds36

10. DEFINITIONS; ACCOUNTING MATTERS38

10A. Yield-Maintenance Terms38

10B. Other Terms39

10C. Accounting and Legal Principles, Terms and Determinations53

11. MISCELLANEOUS54

11A. Note Payments54

11B. Expenses; Indemnification54

11C. Consent to Amendments56

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes57

11E. Persons Deemed Owners; Participations58

11F. Confidential Information58

11G. Survival of Representations and Warranties; Entire Agreement59

11H. Successors and Assigns59

11I. Independence of Covenants; Beneficiaries of Covenants59

11J. Notices59

11K. Payments Due on Non-Business Days60

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(continued)

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11L. Satisfaction Requirement60

11M. GOVERNING LAW60

11N. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL60

11O. Severability61

11P. Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence61

11Q. Counterparts; Facsimile or Electronic Signatures62

11R. Severalty of Obligations62

11S. Independent Investigation62

11T. Directly or Indirectly62

11U. Transaction References62

11V. Liability of Issuers63

11W. Binding Agreement66

-vi-

SCHEDULE 6H--AFFILIATED TRANSACTION

SCHEDULE 8A(1)--SUBSIDIARIES

SCHEDULE 8G--LIST OF AGREEMENTS RESTRICTING DEBT

SCHEDULE 8K--FILINGS AND RECORDINGS

SCHEDULE 8Q--INFORMATION REGARDING THE COMPANY AND

SUBSIDIARIES

EXHIBIT A--FORM OF SHELF NOTE

EXHIBIT B--[RESERVED]

EXHIBIT C--FORM OF REQUEST FOR PURCHASE

EXHIBIT D--FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT E--FORM OF OPINION OF ISSUERS’ COUNSEL

WINMARK CORPORATION
WIRTH BUSINESS CREDIT, INC.
WINMARK CAPITAL CORPORATION
GROW BIZ GAMES, INC.

c/o Winmark Corporation
605 Highway 169 North, Suite 400
Minneapolis, MN 55441

As of April 12, 2022

PGIM, Inc. (“Prudential”)
Each Prudential Affiliate (as hereinafter defined)
which becomes bound by certain provisions
of this Agreement as hereinafter provided
(collectively, the “Purchasers”)

c/o Prudential Private Capital
60 S. 6th Street, Suite 3700

Minneapolis, Minnesota 55402-4422

Ladies and Gentlemen:

The undersigned, Winmark Corporation, a Minnesota corporation (herein called the “Company”), Wirth Business Credit, Inc., a Minnesota corporation (herein called “Wirth”), Winmark Capital Corporation, a Minnesota corporation (herein called “Winmark Capital”), and Grow Biz Games, Inc., a Minnesota corporation (herein called “Grow Biz”; the Company, Wirth, Winmark Capital, Grow Biz and any other Person who joins this Agreement as an Issuer pursuant to paragraph 5J are herein sometimes collectively called the “Issuers”), hereby agree with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined.

1.AUTHORIZATION OF ISSUE OF SHELF NOTES. The Issuers will authorize the issue of their senior secured promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to the Available Facility Amount, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12.5 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12.5 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2A(5) but with interest at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto.  The term “Notes” and “Shelf Notes” as used herein shall include each such senior secured promissory note delivered pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Notes which have (a) the same final maturity, (b) the same principal prepayment dates, (c) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate, (e) the same interest payment periods and (f) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2.PURCHASE AND SALE OF SHELF NOTES.
 Facility. This Agreement shall constitute an uncommitted facility (the “Facility”) pursuant to which Prudential Affiliates will consider, in their sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The “Available Facility Amount” at any time shall mean (x) $100,000,000, less (y) the aggregate principal amount of all Notes and Existing Prudential Notes outstanding at such time, less (z) the aggregate principal amount of all Accepted Notes that have not yet been purchased and sold hereunder prior to such time.

NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL AFFILIATES TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

 Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) April 12, 2025 and (ii) the thirtieth day after Prudential shall have given to the Issuers, or the Issuers shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
 Request for Purchase. The Issuers may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by electronic mail transmission, facsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 90 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing

Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit C attached hereto.  Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

 Rate Quote. Not later than five Business Days after the Issuers shall have given Prudential a Request for Purchase pursuant to paragraph 2A(3), Prudential may but shall be under no obligation to, provide to the Issuers by telephone or electronic mail transmission or facsimile, in each case between 9:30 A.M. and 1:30 P.M. New York City time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.
 Acceptance. Within the time period designated by Prudential to the Issuers after Prudential shall have provided any interest rate quote pursuant to paragraph 2A(4) (such period herein called the “Acceptance Window”), the Issuers may, subject to paragraph 2A(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of each Issuer notifying Prudential by telephone or electronic mail transmission or facsimile within the Acceptance Window that each Issuer elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates.  The day the Issuers notify an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to paragraph 2A(6) and the other terms and conditions hereof, each Issuer agrees to sell to a Prudential Affiliate, and such Prudential Affiliates will agree to cause the purchase of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Issuers and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”).  If each Issuer should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, any Prudential Affiliate that is to purchase any such Accepted Notes may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Issuers in writing.
 Market Quote. Notwithstanding the provisions of paragraph 2A(5), if Prudential Affiliates shall have provided interest rate quotes pursuant to paragraph 2A(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2A(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Issuers thereafter notify Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Issuers that the provisions of this paragraph 2A(6) are applicable with respect to such Acceptance.

 Facility Closings. Not later than 11:30 A.M. (New York City time) on the Closing Day for any Accepted Notes, the Issuers will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Issuers’ account specified in the Request for Purchase of such Notes.  If the Issuers fail to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2A(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Issuers shall, prior to 1:00 P.M., New York City time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Issuers reasonably believe that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Issuers will pay the Delayed Delivery Fee in accordance with paragraph 2A(8)(ii) or (ii) such closing is to be canceled.  In the event that the Issuers shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City time, on such scheduled Closing Day, notify the Issuers in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Issuers may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.
 Fees.
(i)Structuring Fee.  In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Issuers and Prudential, the Issuers will pay to Prudential in immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $50,000.
(ii)Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Issuers will pay to Prudential, for itself or the account of the holders of Notes being purchased, (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2A(7).

(iii)Cancellation Fee. If the Issuers at any time notifies Prudential in writing that the Issuers is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Issuers in writing under the circumstances set forth in the last sentence of paragraph 2A(5) or the penultimate sentence of paragraph 2A(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Issuers will pay the Purchasers in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2A(8)(ii).  The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data).  Each price shall be rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

3.CONDITIONS OF CLOSING.

3A.Conditions to Effectiveness of this Agreement. This Agreement shall become effective upon the satisfaction, on or before the Effective Date, of the following conditions:
 Documents. Prudential shall have received original counterparts or, if satisfactory to Prudential, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential, dated the Effective Date unless otherwise indicated, and on the Effective Date in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
(i)an Amended and Restated Intercreditor and Collateral Agency Agreement among Prudential, the Bank Agent, the Banks and the Collateral Agent (herein, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, called the “Intercreditor Agreement”);
(ii)an amendment to each Amended and Restated Security Agreement, dated May 14, 2015, made by an Issuers in favor of the Collateral Agent for the benefit of the Banks and the holders of the Existing Prudential Notes and the Notes (together with any other security agreement pursuant to which the Existing Prudential Notes and the Notes are secured and with any joinder to such Security Agreement or other security agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, collectively called the “Security Agreements” and individually called a “Security Agreement”); and
(iii)an amendment to the Amended and Restated Pledge Agreement, dated May 14, 2015, made by the Issuers owning any shares of capital stock or other ownership interests in any Subsidiary in favor of the Collateral Agent for the benefit of the Banks and the holders of the Existing Prudential Notes and the Notes (together with any other pledge agreement pursuant to which the Existing Prudential Notes and the Notes are secured and with any joinder to such Pledge Agreement or other pledge agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, collectively called the “Pledge Agreements” and individually called a “Pledge Agreement”).
 Amendment to Credit Agreement. An amendment to the Existing Credit Agreement having terms and conditions satisfactory to Prudential shall have been duly executed and delivered by the Issuers, the Bank Agent and the Banks, and shall be in full force and effect. All conditions precedent to the effectiveness of such amendment shall have been satisfied except to the extent waived with the consent of Prudential (and, to the extent any part of any such condition requires that any matter be satisfactory to the Bank Agent, the Banks or any portion of the Banks, such matter shall be satisfactory to Prudential). All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Credit Agreement (as amended by such amendment) or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be in form and substance satisfactory to Prudential. Prudential shall have received a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of making of the initial revolving loan thereunder, certified by an Officer’s Certificate, dated the Effective Date, as correct and complete.

 Amendments to Existing Note Agreement. An amendment to the Existing Note Agreement having terms and conditions satisfactory to Prudential shall have been duly executed and delivered by the Issuers and the holders of the Existing Prudential Notes thereunder, and shall be in full force and effect.
 Fees and Expenses. Without limiting the provisions of paragraph 11B hereof, the Issuers shall have paid the reasonable fees, charges and disbursements of King & Spalding LLP, who are acting as special counsel for Prudential in connection with this transaction.
3B.Conditions to Each Closing Day. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:
 Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the Closing Day unless otherwise indicated, and on the date of closing in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
(i)the Note or Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;
(ii)a joinder to the Intercreditor Agreement in the form of Exhibit A to the Intercreditor Agreement, executed by any Purchaser not already a party thereto;
(iii)a certificate signed by the Secretary, Assistant Secretary or other appropriate senior officer and one other officer of each Issuer certifying, among other things, (a) as to the names, titles and true signatures of the officers of such Issuer authorized to sign the Notes being issued and all other Transaction Documents to which such Issuer is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Issuer certified by the Secretary of State of the state of organization of such Issuer as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Issuer which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Issuer duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Issuer is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of such Issuer or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Notes being issued and all other Transaction Documents executed and delivered to such Purchaser by such Issuer are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;
(iv)an Officer’s Certificate certifying as to the matters set forth in paragraphs 3B(4) and 3B(7);
(v)corporate and good standing certificates as to each of the Company and each Subsidiary of the Company from the jurisdictions in which it is organized or incorporated and of each state in which the Company or any Subsidiary of the Company is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;
(vi)certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary of the Company (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of the Company or such Subsidiary of the Company, as applicable, together with copies of such financing statements, and lien and judgment search reports from the county recorder of any county in which the Company or any Subsidiary of the Company maintains an office or in which any assets of the Company or any Subsidiary of the Company are located; and
(vii)such other certificates, documents and agreements as such Purchaser may reasonably request.
 Opinion of Purchasers’ Special Counsel. Such Purchaser shall have received from King & Spalding LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.
 Opinion of Issuers’ Counsel. Such Purchaser shall have received from Taft Stettinius & Hollister LLP, special counsel for the Issuers, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E attached hereto, and each Issuer, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion and to allow such Purchaser to rely on such opinion, and understands and agrees that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion.
 Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 hereof and in the other Transaction Documents shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, any borrowings under the Credit Agreement); there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, any borrowings under the Credit Agreement); each Issuer shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before the date of closing; and each Issuer shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.

 Purchase Permitted By Applicable Laws; Approvals. The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Issuers) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.
 Certificates of Insurance. The Issuers shall have delivered from insurance carriers acceptable to such Purchaser certificates of insurance in such forms and amounts acceptable to such Purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Collateral Documents under insurance policies with loss payable clauses in favor of the Collateral Agent and acceptable to such Purchaser.
 Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), property, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, since December 25, 2021, shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.
 Fees and Expenses. The Issuers shall have paid to Prudential any fees due pursuant to or in connection with this Agreement, and all expenses incurred by Prudential pursuant to or in connection with this Agreement and the issuance of Notes hereunder (including the reasonable fees, charges, expenses and disbursements of special counsel to Prudential).
 Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

 Sale to Other Purchasers. The Issuers shall have sold to the other Purchasers of Notes to be purchased by them at the closing and shall have received payment in full therefor.
 Private Placement Number. A Private Placement Number issued by Standard and Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Accepted Notes.
4.PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraphs 4A, the optional prepayments permitted by paragraph 4B, and upon acceleration pursuant to paragraph 7A.
 Required Prepayments of Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.
 Required Prepayment Pursuant to Intercreditor Agreement. If any amounts are to be applied to the principal of the Notes on any date pursuant to the terms of the Intercreditor Agreement, such principal amount of the Notes, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note, shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this paragraph 4A(2) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the inverse order of their scheduled due dates.
4B.Optional Prepayment With Yield-Maintenance Amount. Each Series of Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000 and in a minimum amount of $1,000,000 on any one occurrence), at the option of the Issuers, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note; provided, however, that no Issuer may prepay any Notes in whole or in part pursuant to this paragraph 4B without the written consent of the Required Holder(s) if (i) at the time of such prepayment, or after giving effect thereto, a Default or Event of Default would exist, or (ii) all or any portion of the funds paid to the holders of the Notes in such prepayment is or could be required to be shared with the Bank Agent or the Banks or delivered to the Collateral Agent under the Intercreditor Agreement. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.
4C.Notice of Optional Prepayment. The Issuers shall give the holder of each Note of a Series irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Notes of such Series, and of the Notes of such Series held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Issuers shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or by notice in writing to the Company.

4D.Application of Prepayments.  In  the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A(1), 4A(2) or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Issuers or any or their Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A(1), 4A(2) or 4B according to the respective unpaid principal amounts thereof.
4E.Offer of Prepayment with Proceeds of Asset Dispositions.
 Notice of Prepayment Event. Within two Business Days after receipt of Net Cash Proceeds from any Asset Disposition which Net Cash Proceeds are in excess of $4,000,000 in the aggregate for all such Asset Dispositions in any Fiscal Year, the Company shall give written notice thereof to each holder of the Notes and offer to prepay Notes in an amount equal to the Noteholder Portion of such excess Net Cash Proceeds pursuant to this paragraph 4E. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(2) and shall be accompanied by the certificate described in paragraph 4E(5).
 Offer to Prepay. The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, all, but not less than all, the Notes held by the holders thereof on the earliest of (i) the date of any mandatory prepayment under the Credit Agreement as a result of the Asset Disposition giving rise to such offer to prepay, (ii) the date of any mandatory prepayment under the Existing Note Agreement as a result of the Asset Disposition giving rise to such offer to prepay, and (iii) the date any Net Cash Proceeds in respect of such Asset Disposition are received by or on behalf of the Company or any Subsidiary, but in no event sooner than 15 Business Days after the date the notice with respect thereto pursuant to paragraph 4E(1) has been given to the holders of the Notes, in an aggregate amount equal to the Noteholder Portion of the amount by which such Net Cash Proceeds exceed $4,000,000 in the aggregate during such Fiscal Year.
 Acceptance; Rejection. A holder of Notes may accept or reject an offer to prepay made to such holder pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the applicable date on which the Company is required to prepay the Notes pursuant to paragraph 4E(2) (the “Offer Prepayment Date”). A failure by a holder of Notes to so respond to an offer to prepay shall be deemed to constitute a rejection of such offer by such holder.
 Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be in the amount set forth in paragraph 4E(2), together with interest on such Notes accrued to the date of prepayment (but without any Yield-Maintenance Amount). The prepayment pursuant to an offer to prepay any Notes shall be made on the Offer Prepayment Date for such offer. Any partial prepayment of any Note pursuant to this paragraph 4E(4) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the inverse order of their scheduled due dates.

 Officer’s Certificate. Each offer to prepay Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the anticipated Offer Prepayment Date for such offer, (ii) that such offer is made pursuant to paragraph 4E(2), (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the anticipated Offer Prepayment Date for such offer, (v) whether or not the conditions of this paragraph 4E have been fulfilled by the Company, and (vi) in reasonable detail, the nature and date of the Asset Disposition giving rise to such offer and the Net Cash Proceeds received in connection therewith.

Nothing in this paragraph 4E shall be deemed to constitute a waiver or modification of any provision of paragraph 6 hereof.

4F.No Acquisition of Notes. No Issuer shall, and each Issuer shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless such Issuer or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by any Issuer or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.
5.AFFIRMATIVE COVENANTS. During the Issuance Period and thereafter so long as any Note or other amount due hereunder is outstanding and unpaid, the Issuers jointly and severally covenant as follows:
5A.Financial Statements. Each Issuer covenants that it will deliver to each Significant Holder in duplicate:
(i)promptly when available and in any event within 30 days after the end of each fiscal month, consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated statements of income or operations for such month, together with a comparison with the corresponding period of the previous Fiscal Year and for the statements of income a comparison with the budget for such period of the current Fiscal Year, certified by an authorized financial officer of the Company;
(ii)as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter in each Fiscal Year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year and for the statements of income a comparison with the budget for such period of the current Fiscal Year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
(iii)as soon as practicable and in any event within 90 days after the end of each Fiscal Year, consolidated statements of income and cash flows and a consolidated statement of stockholders’ equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit and, in the case of the consolidated statements of income, the budget for such Fiscal Year, all in reasonable detail and prepared in accordance with generally accepted accounting principles and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by the Company and acceptable to the Required Holder(s), which unqualified opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and the results of their operations and cash flows and have been prepared in accordance with generally accepted accounting principles, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in such circumstances, and shall be without limitation as to the scope of the audit;
(iv)promptly when available and in any event within 30 days after the end of each Fiscal Year, a copy of the consolidated operating budget for the following Fiscal Year, certified by an authorized financial officer of the Company;
(v)promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);
(vi)promptly upon receipt thereof, a copy of each management letter or other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;
(vii)simultaneously with the transmission thereof, copies of (a) all notices, reports, financial statements or other communications given to the Bank Agent or the Banks under the Credit Agreement, excluding routine borrowing requests and (b) all notices, reports, financial statements or other communications given to the holders of notes under the Existing Note Agreement, excluding routine note issuance requests;

(viii)promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:
(a)any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the holders of the Notes which has been instituted or, to the knowledge of the Company or any Subsidiary, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;
(b)the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Company or another member of the Controlled Group, or any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;
(c)any cancellation or material change in any insurance maintained by the Company or any Subsidiary;
(d)or any other event (including (x) any violation of any Environmental Law or the assertion of any Environmental Claim or (y) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect;
(ix)promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt; and
(x)with reasonable promptness, such other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (iii) above, the Company will deliver to each Significant Holder an Officer’s Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6A and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto and (b) at any time when the Company is not an SEC reporting company, containing a written statement of the Company’s management setting forth a discussion of the financial condition, changes in financial condition and results of operations of the Company and its Subsidiaries. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to paragraph 10C) as to the period covered by any such financial statement, such Officer’s Certificate as to such period shall include a reconciliation from generally accepted accounting principles with respect to such election. Each Issuer also covenants that immediately after the Company or any Subsidiary becomes aware of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company or its Subsidiaries proposes to take with respect thereto.

5B.Information Required by Rule 144A. Each Issuer covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as such Issuer is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.
5C.Inspection of Property. Each Issuer covenants that it will permit any Person designated by any Significant Holder in writing, at the Issuers’ expense (provided that so long as no Event of Default or Default exists, the Issuers shall not be required to reimburse any such Persons for inspections or audits more frequently than once each Fiscal Year), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of each Issuer and its independent public accountants (and by this provision each Issuer authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with any such Person), all at such reasonable times and as often as such Significant Holder may reasonably request.
5D.Books and Records. Each Issuer covenants that it will keep, and cause each of its Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP and implement and maintain a cash management system reasonably acceptable to Required Holder(s).
5E.Compliance with Law. Each Issuer covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in paragraph 8R, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over such Issuer and its Subsidiaries or any of their respective properties, products or services necessary to the ownership, operation or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5F.Maintenance of Insurance. Each Issuer covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The Collateral Agent shall be named as lender loss payee on all property insurance policies, and the Collateral Agent and all holders of Notes shall be named as additional insureds on all liability insurance policies, obtained or maintained by or on behalf of the Company or any of its Subsidiaries. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Collateral Agent and the holders of the Notes in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interests of the Collateral Agent and the holders of the Notes shall not be impaired or invalidated by any act or neglect any Issuer or any of its Subsidiaries.
5G.Maintenance of Properties. Each Issuer covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent any Issuer or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
5H.Payment of Taxes. Each Issuer covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither any Issuer nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by such Issuer or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Issuer or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of such Issuer or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5I.Corporate Existence. The Company will at all times preserve and keep its corporate existence in full force and effect. Subject to paragraph 6F, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership, as the case may be, existence of each of its Subsidiaries.
5J.Subsequent Guarantors or Issuers. Each Issuer covenants that if at any time any Person which is not then an Issuer or a Guarantor shall become a borrower, co-borrower, obligor or co-obligor under, or become obligated under a Contingent Liability with respect to any Debt under, any Primary Debt Facility, then such Issuer will, concurrently therewith, cause such Person to execute and deliver to the holders of the Notes a guaranty agreement, in form and substance satisfactory to the Required Holder(s), under which such Person guaranties the payment and performance of the obligations of the Issuer under this Agreement, the Notes and the other Transaction Documents (each such guaranty agreement, together with any other guaranty pursuant to which the Notes are guarantied and with any joinder to such Guaranty Agreement or other guaranty, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, collectively called the “Guaranty Agreements” and individually called a “Guaranty Agreement”), a joinder to a Guaranty Agreement in form and substance satisfactory to the Required Holder(s) or, if directed by the Required Holder(s), a joinder to this Agreement, in form and substance satisfactory to the Required Holder(s), under which such person joins this Agreement, the Notes and the other Transaction Documents as, and becomes jointly and severally liable for the obligations of, an Issuer hereunder and thereunder, and will, concurrently therewith, cause such Person to comply with the provisions of paragraph 5K hereof. Each such Guaranty Agreement or such joinder shall be accompanied by a certificate of the Secretary or Assistant Secretary (or other appropriate senior officer) of such Person certifying such Person’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Person authorizing the execution and delivery of such Guaranty Agreement or such joinder and documents executed by such Person pursuant to paragraph 5K hereof and incumbency and specimen signatures of the officers of such Person executing such documents, and by such other certificates, documents, instruments and legal opinions in connection therewith as may be reasonably requested by the Required Holder(s), each in form and substance reasonably satisfactory to the Required Holder(s).
5K.Further Assurances. Each Issuer covenants that it will, and it will cause each of its Subsidiaries to, take such actions as are necessary or as any holder of the Notes may reasonably request from time to time to ensure that the obligations of each Issuer and Guarantor under this Agreement, the Notes and the other Transaction Documents are secured by substantially all of the assets of the Issuers and the Guarantors (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the date of closing), in each case as any holder of the Notes may determine, including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.
5L.Employee Benefit Plans. Each Issuer covenants that it will, and will cause each of its Subsidiaries to:

(i)Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(ii)Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Plan.

(iii)Not, and not permit any other member of the Controlled Group to (a) seek a waiver of the minimum funding standards of ERISA, (b) terminate or withdraw from any Pension Plan or Multiemployer Plan or (c) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (a), (b) and (c) individually or in the aggregate would not have a Material Adverse Effect.

5M.Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Issuer or any Subsidiary of any Issuer, such Issuer will, or will cause such Subsidiary to, cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Issuer will, and will cause each of its Subsidiaries to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Issuer or any of its Subsidiaries of activities in response to the release or threatened release of a Hazardous Materials. To the extent that the transportation of Hazardous Materials is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Materials, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.
5N.Tax Shelter Registration. Each Issuer covenants that it will notify the holders of any action (or the intention to take an action) inconsistent with the representation in paragraph 8F(ii). If an Issuer so notifies the holders of the Notes, the Company acknowledges and agrees that holders of the Notes may treat the transactions contemplated hereby (or any single transaction contemplated hereby) as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and holders of the Notes, as applicable, may maintain the lists and take other actions required by such Treasury Regulation. To the extent any holder of the Notes determines to maintain such list, each Issuer shall cooperate with such holders in obtaining the information required under such Treasury Regulation. Within 10 days after notifying the holders of the Notes under this paragraph 5N, the Company shall deliver to each holder of the Notes a duly completed copy of IRS Form 8886 or any successor form.
6.NEGATIVE COVENANTS.  During the Issuance Period and thereafter so long as any Note or other amount due hereunder is outstanding and unpaid, the Issuers jointly and severally covenant as follows:
6A.Financial Covenants.

 Fixed Charge Coverage Ratio. Each Issuer covenants that it will not, as of the end of each fiscal month, permit the Fixed Charge Coverage Ratio of the Company and its Subsidiaries to be less than 2.50 to 1.00.
 Maximum Leverage. Each Issuer covenants that it will not, as of the end of each fiscal month, permit the Leverage Ratio to exceed 2.25 to 1.00.
6B.Debt. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, incur, assume or suffer to exist any Debt, except:
(i)Obligations under this Agreement, the Notes and the other Transaction Documents;
(ii)Obligations under the Credit Agreement in an aggregate outstanding principal amount of $20,000,000 for the revolving credit facility thereunder and $30,000,000 for the term loan facility thereunder, but only if such obligations are subject to the Intercreditor Agreement and the Intercreditor Agreement is in full force and effect;
(iii)Debt secured by Liens permitted by paragraph 6C(iv), and extensions, renewals and refinancings thereof; provided that such Debt shall not exceed the cost of the applicable property being leased or acquired and that the aggregate amount of all such Debt at any time outstanding shall not exceed $500,000;
(iv)Debt of the Company to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to the Company or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be subordinated to the obligations of the Issuers and the Guarantors under this Agreement, the Notes and the other Transaction Documents, in a manner reasonably satisfactory to the Required Holder(s);
(v)Subordinated Debt;
(vi)Hedging Obligations incurred for bona fide hedging purposes and not for speculation;
(vii)Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with Acquisitions permitted under paragraph 6F; and purchasers in connection with dispositions permitted under paragraph 6F;
(viii)other unsecured Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $250,000;
(ix)Accounts payable and trade debt arising in the ordinary course of the business of the Company or one of its Subsidiaries;
(x)Any non-recourse obligation of the Company or one of its Subsidiaries arising from a discounting transaction in the ordinary course of business; and

(xi)Obligations under the Existing Prudential Notes and the Existing Note Agreement.
6C.Liens. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(i)Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;
(ii)Liens arising in the ordinary course of business such as (a) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, (b) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA), and (c) Liens created in the ordinary course of business arising from non-recourse discounting transactions including (without limitation) liens against (v) the particular lease, (w) all equipment subject to such lease, (x) all lease collateral for such lease, (y) all warranty and other rights the Company or one of its Subsidiaries may have with respect to such lease and the related equipment against the manufacturers of such equipment and against the sellers and assignors from whom the Company or such Subsidiary may have acquired such lease and such equipment, (z) proceeds from any and all of the foregoing. Upon the written request of the Company, each holder of a Note agrees to authorize and direct the Collateral Agent to execute a subordination agreement in form and substance satisfactory to the Required Holder(s) in connection with liens pursuant to paragraph 6C(ii)(c);
(iii)Liens arising in the ordinary course of business in an aggregate amount of not more than $25,000;
(iv)subject to the limitation set forth in paragraph 6B(iii), (a) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (b) Liens existing on property at the time of the acquisition thereof by the Company or any of its Subsidiaries (and not created in contemplation of such acquisition) and (c) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;
(v)attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(vi)easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; and
(vii)liens in favor of the Collateral Agent arising under the Collateral Documents to secure the obligations of the Issuers and the Guarantors under this Agreement, the Notes, the Credit Agreement, the Existing Prudential Notes, the Existing Note Agreement and the other Transaction Documents, but only if the Intercreditor Agreement shall be in full force and effect and applicable thereto.
6D.Operating Leases. Each Issuer covenants that it will not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $1,000,000 in any Fiscal Year.
6E.Restricted Payments. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, (i) make any dividend or distribution to any holders of its Capital Securities, (ii) purchase or redeem any of its Capital Securities, (iii) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (iv) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt, or (v) set aside funds for any of the foregoing. Notwithstanding the foregoing, so long as no Event of Default or Default has occurred and is continuing or would occur as a result of any of the following, (a) any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly-Owned Subsidiary, (b) the Company may pay Regular Dividends and make Program Repurchases, so long as, in each case, after giving effect to each such Regular Dividend the Company will remain in compliance with all the financial ratios and restrictions set forth in paragraph 6A, as certified by the Company in form and substance satisfactory to the Required Holder(s), (c) the Company may make payments in respect of Subordinated Debt to the extent permitted under the applicable Subordination Agreement, (d) the Company may grant stock options pursuant to a plan approved by the shareholders of the Company and (e) the Company may pay Special Dividends and purchase or redeem any of its Capital Securities (other than Program Repurchases), so long as each of the Special Dividend Payment/Redemption Conditions have been satisfied.
6F.Mergers, Consolidations, Acquisitions, Sales. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (ii) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales and leases of inventory in the ordinary course of business, or (iii) sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into any other domestic Wholly-Owned Subsidiary; provided that in any such transaction involving the Company, the Company shall be the continuing or surviving Person; (b) any such purchase or other acquisition by the Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; (c) sales and dispositions of assets for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any

Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year; (d) the discounting of non-recourse leases in the ordinary course of business; and (e) any Acquisition by the Company or any domestic Wholly-Owned Subsidiary where:

(1)the business or division acquired is for use, or the Person acquired or invested in is engaged, in a business engaged in by the Company or one of its Subsidiaries on the date of closing;
(2)immediately before and after giving effect to such Acquisition, no Event of Default or Default shall exist;
(3)the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is less than $20,000,000 individually and the aggregate consideration for all Acquisitions by the Company and its Subsidiaries since the Effective Date does not exceed $20,000,000;
(4)immediately after giving effect to such Acquisition, (x) the Company is in pro forma compliance with all the financial ratios and restrictions set forth in paragraph 6A and (y) Loan Availability (as defined in the Credit Agreement, as in effect on the date of closing) minus Outstandings (as defined in the Credit Agreement, as in effect on the date of closing) is greater than or equal to $5,000,000;
(5)in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition;
(6)reasonably prior to such Acquisition, each holder of a Note shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as such holder may require to evidence the termination of Liens on the assets or business to be acquired if applicable;
(7)not less than 10 Business Days prior to such Acquisition, each holder of a Note shall have received an acquisition summary with respect to the Person and/or business or division to be acquired or invested in, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and the Company’s calculation of pro forma EBITDA relating thereto;
(8)consents have been obtained in favor of the Collateral Agent to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Company and its Subsidiaries and (if delivered to the Company or one of its Subsidiaries) the selling party in favor of Collateral Agent have been delivered; and

(9)the provisions of paragraphs 5J and 5K have been satisfied.
6G.Modification of Organizational Documents. Each Issuer covenants that it will not permit the charter, by-laws or other organizational documents of such Issuer or its Subsidiaries to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of any holder of a Note.
6H.Affiliate Transactions. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Issuers and the Guarantors) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliate, except for those listed on Schedule 611.
6I.Unconditional Purchase Obligations. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.
6J.Inconsistent Agreements. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would (i) be violated or breached by the issuance and sale of Notes hereunder or by the performance by any Issuer or Guarantor of any of its obligations hereunder or under any other Transaction Document, (ii) prohibit the Company or any of its Subsidiaries from granting to the Collateral Agent, for the ratable benefit of the Banks and the holders of the Notes and Existing Prudential Notes, a Lien on any of its assets or (iii) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (b) make loans or advances to the Company or any of its Subsidiaries, or (c) transfer any of its assets or properties to the Company or any of its Subsidiaries, other than (w) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (x) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (y) restrictions or conditions imposed by the Credit Agreement or the Existing Note Agreement, so long as no more restrictive than the equivalent restrictions and conditions contained in this Agreement and (z) customary provisions in leases and other contracts restricting the assignment thereof.
6K.Business Activities. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, engage in any line of business other than the businesses engaged in as of the date of closing and businesses reasonably related thereto.
6L.Subordinated Debt Documents. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, amend, modify or supplement any Subordinated Debt Document in any manner that could affect or impair the rights of the holders of the Notes contemplated in the

Subordination Agreements or amend, modify or supplement the Subordination Agreements in any respect, in each case without the prior written consent of the Required Holder(s).

6M.Fiscal Year. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, change its Fiscal Year.
6N.Control Agreements. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, fail to deliver to Collateral Agent within 30 days after the Collateral Agent’s or any holder of the Notes request, a Control Agreement for any deposit, checking or brokerage account opened or maintained by the Company or any of its Subsidiaries.
6O.Terrorism Sanctions Regulations. Each Issuer covenants that it will not, and will not permit any Controlled Entity to, (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of any of the Notes) with any Person if such investment, dealing or transaction (a) would cause the Collateral Agent or any holder of a Note to be in violation of any law or regulation applicable to the Collateral Agent or such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws, or (iii) engage, or permit any Subsidiary or Affiliate of either to engage, in any activity that could subject such Person, the Collateral Agent or any holder of a Note to sanctions under CISADA or any similar (federal or state) law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions Laws.
6P.Most Favored Lender. If, on any date, any Issuer or any its Subsidiaries shall (i) enter into, assume or otherwise become bound by or obligated under any Primary Debt Facility which contains one or more Additional Covenants or Additional Defaults, or (ii) amend any Primary Debt Facility to include one or more Additional Covenants or Additional Defaults, then concurrently therewith (a) such Issuer will notify the holders of the Notes thereof, and (b) whether or not such Issuer provides such notice, the terms of this Agreement shall, without any further action on the part of any Issuer or any holder of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default in this Agreement. Each Issuer further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults in this Agreement, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6P, but shall merely be for the convenience of the parties hereto.
7.EVENTS OF DEFAULT.
7A.Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)the Issuers default in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or
(ii)the Issuers default in the payment of any interest on any Note for more than 5 days after the date due;
(iii)or any Issuer or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any Issuer or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by any Issuer or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to any Issuer or any Subsidiary) shall occur and be continuing exceeds $250,000; or
(iv)any representation or warranty made by any Issuer or any Guarantor herein or in any other Transaction Document or by any Issuer or any Guarantor or any of its respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made;
(v)or any Issuer fails to perform or observe any agreement contained in paragraph 5A(iv), 5F, 51, 5N, 5O or paragraph 6; or
(vi)any Issuer fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the earlier of (a) any Responsible Officer of any Issuer obtains actual knowledge thereof or (b) the date notice of such failure is given to any Issuer by any holder of any Note, or any Issuer or any Guarantor fails to perform or observe any agreement contained in any other Transaction Document and such failure shall not be remedied within the grace period, if any, provided therefor in such Transaction Document (or, if no grace period is provided therefor in such Transaction Document, within 30 days after the earlier of (a) the date any Responsible Officer of any Issuer obtains actual knowledge thereof or (b) the date notice of such failure is given to any Issuer by any holder of any Note); or
(vii)any Issuer or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due;

(viii)or any decree or order for relief in respect of any Issuer or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or
(ix)any Issuer or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any Issuer or any Subsidiary, or of any substantial part of the assets of any Issuer or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to any Issuer or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or
(x)any such petition or application described in clause (ix) of this paragraph is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against any Issuer or any Subsidiary and any Issuer or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xi)any order, judgment or decree is entered in any proceedings against any Issuer decreeing the dissolution of such Issuer and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xii)any order, judgment or decree is entered in any proceedings against any Issuer or any Subsidiary decreeing a split-up of such Issuer or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xiii)one or more final judgments or orders, including, without limitation, any final order enforcing a binding arbitration decision, in an aggregate amount in excess of $250,000 is rendered against any Issuer or any Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (b) within 30 days after entry thereof, any such judgment or order is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment or order is not discharged; or
(xiv)(a) any Person institutes steps to terminate a Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability; or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000; or
(xv)any Guaranty Agreement or any Collateral Document shall cease to be in full force and effect, or any Issuer or any Guarantor shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, any Guaranty Agreement or any Collateral Document, or the Collateral Agent does not have or ceases to have a valid first priority perfected security interest (subject only to Liens permitted by clauses (ii), (iv) or (vi) of paragraph 6C) in any Collateral for the benefit of the holders of the Notes; or
(xvi)default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Issuer or any Guarantor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect; or
(xvii)any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Issuer or any Guarantor or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; or
(xviii)a Change of Control shall occur; or
(xix)the occurrence of any event having a Material Adverse Effect;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than any Issuer or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and the Yield-Maintenance Amount, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Issuer, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to any Issuer, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by each Issuer, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to any

Issuer, the Required Holder(s) of the Notes of any Series may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Issuer. Each Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Issuer in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B.Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Issuers shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate specified in the Notes of such Series, (ii) no Issuer shall have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
7C.Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Issuers shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.
7D.Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Transaction Documents and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or any Transaction Document. No remedy conferred in this Agreement or the other Transaction Documents upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
8.REPRESENTATIONS, COVENANTS AND WARRANTIES.  Each Issuer represents, covenants and warrants as follows:

 Organization; Subsidiary Preferred Equity. Each Issuer and each of its Subsidiaries is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized. Each Issuer and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. Schedule 8A(1) hereto sets forth, as of the date hereof, a correct list of each Subsidiary of the Company, its jurisdiction of incorporation and its ownership. No Subsidiary has any outstanding shares of any class of capital stock or other equity interests which has priority over any other class of capital stock or other equity interests of such Subsidiary as to dividends or distributions or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary. No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement and customary limitations imposed by corporate or limited liability company law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make other distributions of profits to the Company or any of its other Subsidiaries that owns outstanding shares of capital stock or other equity interests of such Subsidiary. All of the outstanding shares of Capital Securities of each Issuer and each Subsidiary have been duly authorized and issued and are fully paid. As of the date of closing no Subsidiary of the Company, other than the Issuers as of the date of closing, is a borrower, co-borrower, obligor or co-obligor under, or has a Contingent Liability with respect to any Debt under, the Credit Agreement or the Existing Note Agreement.
 Power and Authority. Each Issuer and each of its Subsidiaries has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.
 Execution and Delivery of Transaction Documents. Each Issuer and each of its Subsidiaries has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents has been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action, and this Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of each Issuer and each Subsidiary which is a party thereto and are valid obligations of each Issuer and each such Subsidiary, legally binding upon and enforceable against each Issuer and each such Subsidiary in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
8B.Financial Statements. The  Company  has  furnished  each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of Fiscal Year 2021 and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, all reported on by Grant Thornton LLP; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at February 26, 2022 and consolidated statements of income, stockholders’ equity and cash flows for the two-month period ended on such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. Since March 1, 2022, neither the Company nor any Subsidiary of the Company has paid or declared any dividend on any shares of its capital stock or made any other distribution on account of any shares of its capital stock (other than dividends or distributions payable solely to the Company or a Wholly-Owned Subsidiary of the Company) or redeemed, purchased, retired or otherwise acquired any shares of its capital stock or any warrants, rights or options to acquire, or securities convertible into or exchangeable for, any shares of its capital stock (other than from the Company or a Wholly-Owned Subsidiary of the Company). There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since December 25, 2021.

8C.Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of any Issuer, threatened against any Issuer or any of its Subsidiaries, or any properties or rights of any Issuer or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.
8D.Outstanding Debt. Neither any Issuer nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.
8E.Title to Properties. Each Issuer has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 25, 2021 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C. All leases necessary in any material respect for the conduct of the respective businesses of each Issuer and its Subsidiaries are valid and subsisting and are in full force and effect.
8F.Taxes.

(i)Each Issuer has, and each of its Subsidiaries has, filed all federal, state and other income tax returns which, to the knowledge of the officers of any Issuer and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

(ii)No Issuer intends to treat any of the transactions contemplated by any Transaction Document as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.

8G.Conflicting Agreements and Other Matters. Neither any Issuer nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement, or other corporate, limited liability company or partnership restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement, the Notes or the other Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Collateral Documents) upon any of the properties or assets of any Issuer or any of its Subsidiaries pursuant to, the charter, limited liability company operating agreement, partnership agreement, by-laws, limited liability company operating agreement or partnership agreement of any Issuer or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which any Issuer or any of its Subsidiaries is subject. Neither any Issuer nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of such Issuer or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of Issuers of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.
8H.Offering of Notes. Neither any Issuer nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of such Issuer for sale to, or solicited any offers to buy the Notes or any similar security of any Issuer from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither any Issuer nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.
8I.Use of Proceeds. Neither any Issuer nor any of its Subsidiaries owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”).  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U.  No Issuer is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither any Issuer nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any of the other Transaction Documents or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J.ERISA.

(i)Each Issuer and each ERISA Affiliate have operated and administered each Pension Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither any Issuer nor any ERISA Affiliate has incurred any liability pursuant to Title I or W of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 or ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Issuer or any ERISA Affiliate, in either case pursuant to Title I or W of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(ii)The present value of the aggregate benefit liabilities under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Pension Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iii)Each Issuer and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(iv)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Issuers and their Subsidiaries is not material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(v)The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Issuers in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

8K.Governmental Consent. Neither the nature of any Issuer or of any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between any Issuer or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents described on Schedule 8K hereto) in connection with the execution and delivery of this Agreement or the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof, of the Notes or of the other Transaction Documents.
8L.Compliance with Environmental and Other Laws. Each Issuer and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in paragraph 8R, except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
8M.Regulatory Status. Neither any Issuer nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended. Neither any Issuer nor any its Subsidiaries is subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.
8N.Permits and Other Operating Rights. Each Issuer and each of its Subsidiaries has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over any Issuer or any of its Subsidiaries or any of its properties, products or services as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over any Issuer, any of its Subsidiaries or any of its properties, products or services are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither any Issuer nor any of its Subsidiaries is in violation of any thereof in any material respect.

8O.Rule 144A. The Notes are not of the same class as securities of any Issuer, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
8P.Absence of Financing Statements, Etc.. Except with respect to the Liens permitted by paragraph 6C hereof and Liens in favor of the Collateral Agent securing the obligations of the Issuers under the Credit Agreement and the Existing Note Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any Issuer or any Subsidiary or any rights relating thereto.
8Q.Establishment of Security Interest. Schedule 8Q hereto sets forth as of the date of closing a complete and accurate list of (i) the name, jurisdiction of organization and organizational identification number of each Issuer and each of its Subsidiaries, (ii) if any Issuer or any Subsidiary is not a “registered organization” (as defined in the UCC) organized under that law of a “State” (as defined in the UCC), the location of its place of business (if it has only one place of business) or its chief executive office (if it has more than one place of business), (iii) all real property owned or leased by any Issuer or any of its Subsidiaries, and (iv) all patents, trademarks, trade names, service marks, services names or copyrights owned or licensed by any Issuer or any of its Subsidiaries. As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Collateral Agent to secure the Notes, the Issuers’ obligations under the Credit Agreement and the Existing Note Agreement, subject to no Liens other than Liens permitted under clauses (ii), (iv) and (vi) of paragraph 6C. The Collateral and the Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral). An Issuer or a Subsidiary is the owner of the Collateral described in the Collateral Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6C.
8R.Foreign Assets Control Regulations, Etc..

(i)Neither any Issuer nor any Controlled Entity is (a) is a Blocked Person, (b) has been notified that its name appears or may in the future appear on a State Sanctions List or (c) is a target of sanctions that have been imposed by the United Nations or the European Union.

(ii)Neither any Issuer nor any Controlled Entity (a) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (b) to any Issuer’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(iii)No part of the proceeds from the sale of the Notes hereunder:

(a)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Issuer or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (2) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions Laws;
(b)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(c)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(iv)Each Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that such Issuer and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

8S.Environmental Matters. The on-going operations of each Issuer and each Subsidiary comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Issuer and each Subsidiary has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Issuer and Subsidiary is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Issuer or Subsidiary and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither any Issuer nor any Subsidiary or any of their properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Materials. There are no Hazardous Materials or other conditions or circumstances existing with respect to any property, arising from operations prior to the date of closing, or relating to any waste disposal, of any Issuer or Subsidiary that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither any Issuer nor any Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Materials.

8T.Disclosure. Neither this Agreement, any other Transaction Document nor any other document, certificate or statement furnished to any Purchaser by or on behalf of any Issuer in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to any Issuer or any of its Subsidiaries which materially adversely affects or in the future may (so far as any Issuer can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of such Issuer or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Issuers prior to the date hereof in connection with the transactions contemplated hereby. Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Issuers. The Issuers have delivered to the Purchasers a true, correct and complete copies of the Credit Agreement, the Existing Note Agreement, each Subordinated Debt Document, each Subordination Agreement and all amendments to each of the foregoing, in each case as in effect on the date of closing.
8U.Existing Agreements. As of the Effective Date, each Issuer and its respective Subsidiaries has delivered to Collateral Agent duly executed Control Agreements for all deposit, checking or brokerage account opened or maintained by the Company or any of its Subsidiaries.
9.REPRESENTATIONS OF EACH PURCHASER.  Each Purchaser represents as follows:
9A.Nature of Purchase. Such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
9B.Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(i)the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or
(v)the Source constitutes assets of a “plan(s)” (within the meaning of
Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)the Source is a governmental plan; or
(vii)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or
(viii)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.
10A.Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release 11.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such

Called Principal as of such Settlement Date. In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B.Other Terms.

“Acceptance” shall have the meaning specified in paragraph 2A(5).

“Acceptance Day” shall have the meaning specified in paragraph 2A(5).

“Acceptance Window” shall have the meaning specified in paragraph 2A(5).

“Accepted Note” shall have the meaning specified in paragraph 2A(5).

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of all or any portion of the Capital Securities of any Person, (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a

Subsidiary), or (d) any other Investment in a Person; provided, however, that an Investment in publicly-traded securities of a Person shall not constitute an Acquisition so long as such Investment does not result in (i) the acquisition of all or substantially all of the assets or Capital Securities of such Person, or (ii) a merger, consolidation or other combination with such Person.

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to any Issuer or any Subsidiary of any Issuer (regardless of whether such provision is labeled or otherwise characterized as a covenant), including any defined terms as used therein, the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in this paragraph 10B, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to any Issuer or any Subsidiary of any Issuer or more beneficial to the holder or holders of the Debt to which the document containing such covenant or similar restriction relates than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or the related definitions in this paragraph 10B.

“Additional Default” shall mean any provision contained in any Primary Debt Facility, including any defined terms as used therein, which permits the holder or holders of any Debt thereunder or any agent or trustee for such holder to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require any Issuer or any Subsidiary of any Issuer to purchase such Debt prior to the stated maturity thereof (or automatically causes such Debt to so accelerate or be required to be purchased) and which either (i) is similar to any Default or Event of Default contained in paragraph 7A of this Agreement, or related definitions in this paragraph 10B, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as any Issuer or any Subsidiary of any Issuer, have a shorter grace period or are more beneficial to the holders of such Debt than as set forth herein (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7A of this Agreement, or the related definitions in this paragraph 10B.

“Affiliate” shall mean (i) with respect to any Person, (a) any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such first Person, or (b) any officer or director of such Person and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Affiliate of Prudential then acts as investment advisor or portfolio manager.

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act.

“Asset Disposition” shall mean the sale, lease, assignment or other transfer for value (each, a “Disposition”) by the Company or any of its Subsidiaries to any Person (other than the Company or a Subsidiary) of any asset or right of the Company or such Subsidiary (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to the Company or any Subsidiary) condemnation, confiscation, requisition, seizure or taking thereof) other than (i) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function and (ii) the sale or lease of inventory in the ordinary course of business.

“Available Facility Amount” shall have the meaning specified in paragraph 2A(1).

“Bank Agent” shall mean CIBC Bank USA (formerly-known-as The Private Bank and Trust Company) as agent for the Banks under the Credit Agreement, and its successors and assigns in that capacity.

“Banks” shall mean CIBC Bank USA (formerly-known-as The Private Bank and Trust Company), BMO Harris Bank N.A., and each other lender from time to time party to the Credit Agreement, and their respective successors and assigns.

“Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A.

“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Cancellation Date” shall have the meaning specified in paragraph 2A(8)(iii).

“Cancellation Fee” shall have the meaning specified in paragraph 2A(8)(iii).

“Capital Expenditures” shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” shall mean with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Capital Securities” shall mean with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date of closing, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligation” shall mean as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Change of Control” shall mean the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Capital Securities of the Company representing 50% or more of the combined voting power of all Capital Securities of the Company entitled to vote in the election of directors; (ii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over Capital Securities of the Company representing 50% or more of the combined voting power of all Capital Securities of the Company entitled to vote in the election of directors; or (iii) the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary.

“CISADA” shall mean the Comprehensive Iran Sanctions Accountability and Divestment Act.

“closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.

“Closing Day” shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Issuers and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2A(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2A(8)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all accounts, accounts receivable, inventory, machinery, equipment, general intangibles, real estate, fixtures and all other tangible or intangible property, real, personal or mixed, of any Issuer or any of its Subsidiaries, whether now owned or hereafter acquired and whether now or hereafter existing.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to Required Holder(s) pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Issuer or any Guarantor, acknowledges the Liens of the Collateral Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon, or any one or more of them.

“Collateral Agent” shall mean CIBC Bank USA (formerly-known-as The Private Bank and Trust Company), in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

“Collateral Documents” shall mean the Security Agreements, the Pledge Agreements, any Control Agreement, any Collateral Access Agreements and any other agreement, document or instrument in effect on the date of closing or executed by any Issuer or any Guarantor after the date of closing under which any Issuer or any Guarantor has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the obligations of the Issuers under this Agreement or the Notes or of any Guarantor under any Guaranty Agreement, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

“Confirmation of Acceptance” shall have the meaning specified in paragraph 2A(5).

“Contingent Liability” shall mean with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (i) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other

Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers of such Person. “Controlling” and “Controlled” shall have the meanings correlative thereto.

“Control Agreement” shall mean an account control agreement, in form and substance satisfactory to Required Holder(s), among the Collateral Agent, the applicable Issuer or Guarantor and the depository or securities intermediary for any deposit, checking or brokerage account opened or maintained by an Issuer or Guarantor.

“Controlled Entity” shall mean (i) any of the Subsidiaries of any Issuer and any of their or any Issuers’ respective Controlled Affiliates and (ii) if any Issuer has a parent company, such parent company and its Controlled Affiliates.

“Controlled Group” shall mean all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Credit Agreement” shall mean the Existing Credit Agreement, as amended by the amendment thereto contemplated by paragraph 3A(2), and as further amended, restated, supplemented or otherwise modified from time to time.

“Debt” shall mean with respect to any Person, without duplication, (i) all indebtedness of such Person, (ii) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, not including obligations of an Issuer or a Guarantor under non-recourse discounted leases, (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (v) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (vi) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (vii) all Hedging Obligations of such Person, (viii) all Contingent Liabilities of such Person and (ix) all Debt of any partnership of which such Person is a general partner.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall, with respect to any Series of Notes, have the meaning set forth in such Series of Notes.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2A(8)(ii).

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Company’s financial statements and determined in accordance with GAAP.

“EBITDA” shall mean for any period, the Company’s and the Subsidiaries’ “Income from Operations” (as set forth on their consolidated income statement) plus leasing related cash interest expense, plus Depreciation, plus amortization, plus compensation expense related to the granting of stock options.

“Effective Date” shall mean April 12, 2022.

“Environmental Claims” shall mean all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any member of the same Controlled Group of any Issuer.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of July 13, 2010, among the Issuers, the Bank Agent and the Banks, as amended by Amendment No. 1 thereto, dated as of January 30, 2012, Amendment No. 2 thereto, dated as of February 29, 2012, Amendment No. 3 thereto, dated as of February 21, 2014, Amendment No. 4 thereto, dated as of April 14, 2015, Amendment No. 5 thereto, dated as of July 18, 2017, Amendment No. 6 thereto, dated as of December 16, 2019, Amendment No. 7 thereto, dated as of September 2, 2020,

Amendment No. 8 thereto, dated as of October 14, 2020, Amendment No. 9 thereto, dated as of September 10, 2021, and Amendment No. 10 thereto, dated as of the Effective Date.

“Existing Note Agreement” shall mean that certain Note Agreement dated as of May 14, 2015, by and among the Issuers and certain Prudential Affiliates, as amended by Amendment No. 1 thereto, dated as of July 19, 2017, Amendment No. 2 thereto, dated as of December 16, 2019, Amendment No. 3 thereto, dated as of September 2, 2020, Amendment No. 4 thereto, dated as of October 14, 2020, and Amendment No. 5 thereto, dated as of September 10, 2021.

“Existing Prudential Notes” shall mean all notes issued and outstanding under the Existing Note Agreement.

“Facility” shall have the meaning specified in paragraph 2A(1).

“Fiscal Quarter” shall mean a fiscal quarter of a Fiscal Year.

“Fiscal Year” shall mean the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on the last Saturday of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2021”) refer to the Fiscal Year ending on the last Saturday of such calendar year.

“Fixed Charge Coverage Ratio” shall mean as of any date of determination and calculated for a trailing twelve month period ending on such date of determination, the ratio of (a) the total EBITDA of the Company and its Subsidiaries for such period, minus (i) the sum of income taxes paid in cash by the Company and its Subsidiaries in such period, (ii) the sum of all Capital Expenditures made by the Company and its Subsidiaries in such period, and (iii) the sum of all distributions (excluding any Special Dividend made in such period) made by the Company and its Subsidiaries in such period, divided by (b) the sum for such period of (i) cash interest expense plus (ii) all scheduled payments of principal on Debt (excluding, (A) the Specified Principal Payment and (B) for the avoidance of doubt, any payment pursuant to Section 6 of the Credit Agreement).

“GAAP” or “generally accepted accounting principles” shall have the meaning given in paragraph 10C.

“Governmental Authority” shall mean

(a)	the government of

(i)the United States of America or any state or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Grow Biz” shall have the meaning given in the introductory paragraph of this Agreement.

“Guarantor” shall mean each other Person which may from time to time execute a Guaranty Agreement.

“Guaranty Agreement” and “Guaranty Agreements” shall have the meaning given in paragraph 5J hereof.

“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Issuers” shall have the meaning given in the introductory paragraph to this Agreement.

“Indemnitee” shall have the meaning set forth in paragraph 11B.

“INHAM Exemption” shall have the meaning set forth in paragraph 9B.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under

Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Intercreditor Agreement” shall have the meaning given in paragraph 3A(1)(i) hereof.

“Investment” shall mean with respect to any Person, any investment in another Person, whether by acquisition of any Capital Security, by making any loan or advance, or by making an Acquisition.

“Issuance Period” shall have the meaning specified in paragraph 2A(2).

“Leverage Ratio” shall mean as of any date of determination, the ratio of (i) Debt of the Company and its Subsidiaries on such date minus consolidated Subordinated Debt of the Company and its Subsidiaries on such date minus non-recourse Debt of the Company and its Subsidiaries on such date in connection with discounting activities of the Company and its Subsidiaries divided by (ii) EBITDA of the Company and its Subsidiaries for the trailing twelve month period ending on such date.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating balance arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof (including Capital Leases), and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Material Adverse Effect” shall mean a (i) material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Issuers taken as a whole, (ii) material impairment of the ability of any Issuer or Guarantor to perform any of its respective obligations under this Agreement the Notes or any other Transaction Document or (iii) material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Issuer or Guarantor of this Agreement, the Notes or any other Transaction Document.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” shall have the meaning set forth in paragraph 9B.

“NAIC Annual Statement” shall have the meaning set forth in paragraph 9B.

“Net Cash Proceeds” shall mean, with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company and its Subsidiaries to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Senior Indebtedness (as defined in the Intercreditor Agreement)).

“Noteholder Portion” shall mean, with respect to any event giving rise to an offer to prepay pursuant to paragraph 4E, a percentage expressed as a fraction, the numerator of which equals the aggregate outstanding principal amount of the Notes on the date of such event and the denominator of which equals the sum of the aggregate outstanding principal amount of the Notes on such date plus the aggregate principal amount of the Debt outstanding under the Credit Agreement and the Existing Note Agreement on such date.

“Notes” shall have the meaning given in paragraph 1 hereof.

“OFAC” shall mean Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” shall mean a certificate signed in the name of an Issuer by its President, one of its Vice Presidents or its Treasurer.

“Operating Lease” shall mean any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any of its Subsidiaries, as lessee, other than any Capital Lease.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Pension Plan” shall mean a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title W of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Pledge Agreement” and “Pledge Agreements” shall have the meaning given in paragraph 3A(1)(iii) hereof.

“Primary Debt Facility” shall mean (i) the Credit Agreement, (ii) the Existing Note Agreement or (iii) any credit facility that replaces or refinances the Credit Agreement, the Existing Note Agreement or any other Primary Debt Facility.

“Program Repurchases” shall mean immaterial repurchases or redemptions of Capital Securities of the Company using operating cash on the balance sheet of the Company or proceeds of loans and notes issued under any Primary Debt Facility or this Agreement, in each case pursuant to a share repurchase program approved by the Company’s board of directors.

“Prudential” shall mean PGIM, Inc.

“Prudential Affiliate” shall mean (a) any corporation or other entity controlling, controlled by, or under common control with, Prudential, or (b) any managed account or investment fund which is  managed by Prudential or a Prudential Affiliate described in clause (a) of this definition.  For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Purchasers” shall mean, with respect to any Accepted Notes, the Prudential Affiliate(s), and their respective successors and assigns, which are purchasing such Accepted Notes.

“QPAM Exemption” shall have the meaning set forth in paragraph 9B.

“Regular Dividends” means those regular quarterly cash dividends paid by the Company in respect of its Capital Securities consistent with past practices.

“Related Parties”  shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Request for Purchase” shall have the meaning specified in paragraph 2A(3).

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

“Rescheduled Closing Day” shall have the meaning specified in paragraph 2A(7).

“Responsible Officer” of any Issuer shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of such Issuer or any other officer of such Issuer involved principally in its financial administration or its controllership function.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” and “Security Agreements” shall have the meaning given in paragraph 3A(1)(ii) hereof.

“Series” shall have the meaning specified in paragraph 1.

“Shelf Notes” shall have the meaning given in paragraph 1 hereof.

“Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

“Special Dividends” means all dividends or other distributions paid by the Company in respect of its Capital Securities other than Regular Dividends, whether paid in cash or other property.

“Special Dividend Payment/Redemption Conditions” with respect to the payment of any Special Dividend or any purchase or redemption of the Company’s Capital Securities (other than Program Repurchases), the satisfaction of the following conditions:

(a)as of the date of the payment of such Special Dividend or purchase or redemption of Capital Securities and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)after giving pro forma effect to the payment such Special Dividend or purchase or redemption of Capital Securities, the Leverage Ratio shall be equal to or less than 2.00; and
(c)Prudential and the Purchasers shall have received a certificate of a Responsible Officer of the Company certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“Specified Principal Payment” means (i) the $30,000,000 principal payment due on September 10, 2028 with respect to the Company’s $30,000,000.00 3.18% Senior Secured Notes issued to certain Prudential Affiliates, as the same are outstanding as of the Effective Date and (ii) with respect to any Notes, to the extent such Notes are non-amortizing term notes that is due and payable in one principal payment on the stated maturity date of such Notes, such principal payment, so long as such principal payment consists of the payment in full of such note and, in each case with respect to the payments described in clauses (i) and clauses (ii), such payments are made with the proceeds of Debt that is permitted under paragraph 6B of this Agreement.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Structuring Fee” shall have the meaning specified in paragraph 2A(8)(i).

“Subordinated Debt” shall mean any unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Holder(s).

“Subordinated Debt Documents” shall mean all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by the Required Holder(s).

“Subordination Agreements” shall mean the provisions of all subordination agreements executed by a holder of Subordinated Debt in favor of the holders of the Notes, from time to time after the date of closing.

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Tangible Net Worth” shall mean as of any date of determination, the sum of the amounts set forth on the balance sheet of the Company and the Subsidiaries as total shareholder equity of the Company and the Subsidiaries, plus any Subordinated Debt, minus the book value of all intangible assets of the Company and the Subsidiaries (including all such items as goodwill, trade names, service marks, copyrights, patents, licenses, deferred items, unamortized debt discount, prepaid expenses and any other items deemed intangible by the Required Holder(s)), minus Investments in non-public companies net of cash dividends received in respect of such Investments.

“Total Plan Liability” shall mean at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Transaction Documents” shall mean this Agreement, the Notes, the Intercreditor Agreement, the Issuers’ Acknowledgment to Intercreditor Agreement, the Guaranty Agreements, the Collateral Documents and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by any Issuer, any Guarantor or any Subsidiary or Affiliate of any Issuer or any Guarantor in connection with this Agreement.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois.

“Unfunded Liability” shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding capital stock or other equity interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly-Owned Subsidiary) to acquire shares of capital stock or other equity interests of such Subsidiary.

“Winmark Capital” shall have the meaning given in the introductory paragraph of this Agreement.

“Wirth” shall have the meaning given in the introductory paragraph of this Agreement.

10C.Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to “GAAP” or “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (iii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B; provided that if the Company notifies the holders of the Note that the Company (or any other Issuer) wishes to amend any covenant in paragraph 6 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Required Holder(s) notify the Company that the Required Holder(s) wish to amend paragraph 6 (or any related definition) for such purpose), then the Issuers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Company and the Required Holder(s) and the Company shall provide to the holders of the Notes financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced. For purposes of determining compliance with this Agreement (including, without limitation, Article 5, Article 6 and the definition of “Debt”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

11.MISCELLANEOUS.
11A.Note Payments. Each Issuer agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, and any other amounts becoming due hereunder or under any other Transaction Document, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached to the Confirmation of Acceptance with respect to such Note, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Each Issuer agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.
11B.Expenses; Indemnification. Whether or not the transactions contemplated hereby shall be consummated, each Issuer jointly and severally agrees to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:
(i)(a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Notes;
(ii)document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;
(iii)the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Collateral Agent to enforce) any rights under this Agreement, the Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;
(iv)all costs and expenses, including without limitation reasonable attorneys’ fees, of preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Collateral Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes; and
(v)any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuers.

The Issuers also jointly and severally agree to promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Capital Markets & Investment Analysis Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Capital Markets & Investment Analysis Office or any successor organization acceding to the authority thereof.

The Issuers shall indemnify each holder of the Notes and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Issuer or any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) any Note or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Issuers, the Guarantors or any of their Subsidiaries, or any Environmental Liability related in any way to the Issuers, the Guarantors or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Issuer or any Guarantor, and regardless of whether any Indemnitee is a party thereto IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Issuer or any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if such Issuer or such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The obligations of the Issuers under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C.Consent to Amendments. This Agreement may be amended, and the Issuers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Issuers shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) without the written consent of the holder or holders of all Notes of a particular Series at the time outstanding, no amendment to this Agreement shall (A) change the maturity of any Note of such Series, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note of such Series, or affect the time, amount or allocation of any prepayments, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Note of such Series, or (B) change the proportion of the principal amount of the Notes of such Series required with respect to any consent, amendment, waiver or declaration, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration and (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2A may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver). Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any Issuer or any Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any other Transaction Document Note shall operate as a waiver of any rights of any holder of any Note. Without limiting the generality of the foregoing, no negotiations or discussions in which any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or any other Transaction Document shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any other Transaction Documents or any rights of any such holder under this Agreement or any other Transaction Document. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D.Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes of the applicable Series; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Issuers shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, each Issuer shall promptly, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, each Issuer agrees that it shall promptly, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive.  Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note.  No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, each Issuer will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E.Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Issuers may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Issuers shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.
11F.Confidential Information. For the purposes of this paragraph 11F, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Issuers or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Issuers or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Issuer or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5A that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11F, (iii) any other holder of any Note or any other security of any Issuer, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11F), (v) any Person from which it offers to purchase any security of any Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11F), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any successor thereto (the “NAIC”) or the Capital Markets & Investment Analysis Office of the NAIC or any successor to such Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11F as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11F.

In the event that as a condition to receiving access to information relating to any Issuer or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11F, this paragraph 11F shall not be amended thereby and, as between such Purchaser or such holder and the Issuers, this paragraph 11F shall supersede any such other confidentiality undertaking.

11G.Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or in any other Transaction Documents or made in writing by or on behalf of any Issuer or any Guarantor in connection herewith or therewith shall survive the execution and delivery of this Agreement, the other Transaction Documents and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the other Transaction Documents and the Notes embody the entire agreement and understanding between the Purchasers and the Issuers with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
11H.Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.
11I.Independence of Covenants; Beneficiaries of Covenants. All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by any Issuer or any of its Subsidiaries which would result in a Default or Event of Default. The covenants of the Issuers contained in this Agreement are intended to be only for the benefit of the Purchasers and the holders from time to time of the Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of, or enforceable by, any other Person.
11J.Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to any Issuer, addressed to it c/o the Company at 605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to any Issuer may also, at the option of the holder of any Note, be delivered by any other means either to any Issuer at its address specified above or to any officer of any Issuer. To the extent any Purchaser or other holder of a Note has provided the same address for delivery of information or notices under Agreement as another Purchaser or other holder of a Note, then only one set of copies is required for both such Persons.

11K.Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on or Yield-Maintenance Amount payable with respect to any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of, or any date for a principal prepayment on, any Note is other than a Business Day, then all payments due on such Note on such maturity date or principal prepayment date that are to be made on such next succeeding Business Day shall include such additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
11L.Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of a Note or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
11M.GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
11N.SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ISSUER HEREBY

IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH ISSUER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11J OR TO CT CORPORATION SYSTEM AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH ISSUER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ISSUER IN ANY OTHER JURISDICTION. EACH ISSUER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY ISSUER HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), EACH ISSUER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. EACH ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

11O.Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11P.Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the other Transaction Documents, that such party has discussed this Agreement and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement and the other Transaction Documents have been resolved as set forth herein and therein. No provision of this Agreement or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. Time is of the essence in the performance of this Agreement and the other Transaction Documents.

11Q.Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, electronic mail transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11R.Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or any Issuer of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.
11S.Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Issuers and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Issuers. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.
11T.Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
11U.Transaction References. The Issuers agree that Prudential Capital Group may (a) refer to its role in originating the purchase of the Notes from the Issuers as well as the identity of the Issuers and the aggregate principal amount and issue date of the Notes on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display any Issuer’s corporate logo in conjunction with any such reference.

11V.Liability of Issuers.

(i)The obligations of the Issuers under this Agreement, the Notes and the other Transaction Documents are joint and several primary obligations of each Issuer regardless of which Issuer actually receives the proceeds of any Notes or the manner in which the Issuers, any Purchaser or any holder thereof accounts for such Notes on its books and records. Each Issuer agrees that it is receiving or will receive a direct pecuniary benefit for each Note issued hereunder.

(ii)Each Issuer hereby waives, to the fullest extent permitted by law:

(a)notice of the creation, renewal or accrual of any liability of an Issuer, present or future, or of the reliance of such holder of Notes upon this Agreement (it being understood that every Debt, liability and obligation described in this Agreement, the Notes or the other Transaction Documents shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Agreement, the Notes and the other Transaction Documents);

(b)demand of payment by any holder of Notes from an Issuer or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(c)presentment for the payment by any holder of Notes or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Issuer.

The obligations of each Issuer under this Agreement, the Notes and the other Transaction Documents and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by indefeasible payment in full in cash of the Notes and the obligations of the Issuers under this Agreement and the other Transaction Documents), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(iii)Except as otherwise expressly provided in this Agreement, the obligations of the Issuers hereunder and under the Notes and the other Transaction Documents shall be binding upon the Issuers and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due under this Agreement shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Issuers:

(a)the genuineness, validity, regularity or enforceability of the Notes, this Agreement and the other Transaction Documents or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of any Issuer or any other Person on or in respect of the Notes or under this Agreement, the other Transaction Documents or any other agreement or the power or authority or the lack of power or authority of any Issuer to issue the Notes or any Issuer to execute and deliver this Agreement or any other agreement or to perform any of its obligations hereunder or the existence or continuance of any Issuer or any other Person as a legal entity; or

(b)any default, failure or delay, willful or otherwise, in the performance by an Issuer or any other Person of any obligations of any kind or character whatsoever under the Notes, this Agreement, the other Transaction Documents or any other agreement; or

(c)any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of any Issuer or any other Person or in respect of the property of an Issuer or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of an Issuer or any other Person; or

(d)impossibility or illegality of performance on the part of any Issuer or any other Person of its obligations under the Notes, this Agreement, the other Transaction Documents or any other agreements; or

(e)in respect of an Issuer or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to an Issuer or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of an Issuer or any other Person and whether or not of the kind hereinbefore specified; or

(f)any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against an Issuer or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by an Issuer or any other Person, or against any sums payable in respect of the Notes, under this Agreement or any other Transaction Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(g)any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by an Issuer or any other Person of its respective obligations under or in respect of the Notes, this Agreement or any other agreement; or

(h)the failure of any Issuer to receive any benefit from or as a result of its execution, delivery and performance of this Agreement; or

(i)any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Issuer of failure of an Issuer or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, this Agreement, any other Transaction Document or any other agreement or failure to resort for payment to an Issuer or to any other Person or to any other Agreement or to any property, security, Liens or other rights or remedies; or

(j)the acceptance of any additional security or other agreement, the advance of additional money to an Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, this Agreement, any other Transaction Document or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(k)any merger or consolidation of an Issuer or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of an Issuer or any other Person to any other Person, or any change in the ownership of any shares of an Issuer or any other Person or any release of any issuer; or  ‘

(l)any defense whatsoever that: (i) an Issuer or any other Person might have to the payment of the Notes (principal, Yield-Maintenance Amount, if any, or interest), other than indefeasible payment thereof in Federal or other immediately available funds, or (ii) an Issuer or any other Person might have to the performance or observance of any of the provisions of the Notes, this Agreement, any other Transaction Document or any other agreement, whether through the satisfaction or purported satisfaction by an Issuer or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(m)any act or failure to act with regard to the Notes, this Agreement, any other Transaction Document or any other agreement or anything which might vary the risk of any Issuer or any other Person; or

(n)any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Issuer or any other Person in respect of the obligations of any Issuer or other Person under this Agreement or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Agreement and the Notes and the parties hereto that the obligations of each Issuer shall be absolute and unconditional and shall not be discharged, impaired or varied except by the indefeasible payment in full in cash of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under this Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and this Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, an Issuer shall default under or in respect of the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by an Issuer under the Notes, this Agreement or any other Transaction Document shall remain in full force and effect and shall apply to each and every subsequent default.

(iv)To the extent of any payments made under this Agreement or any Note, each Issuer making such payment shall have a right of contribution from the other Issuer, but such Issuer covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the holder of Notes for which full payment has not been made or provided for and, to that end, such Issuer agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under this Agreement and the Notes have been fully and irrevocably paid and discharged.

(v)Each Issuer agrees that to the extent an Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Issuers’ obligations hereunder, as if said payment had not been made. The liability of the Issuers hereunder and under the Notes shall not be reduced or discharged, in whole or in part, by any payment to any holder of a Note from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(vi)No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Issuers or in payment of any or all of the liabilities of any Issuer under or in respect of the Notes or the obligations of the Companies hereunder or (b) to pursue any other remedy that the Issuers may or may not be able to pursue themselves and that may lighten the Issuers’ burden, any right to which each Issuer hereby expressly waives.

11W.Binding Agreement. When this Agreement is executed and delivered by the Issuers and each of the Purchasers it shall become a binding agreement between the Issuers and each of the Purchasers.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT
BLANK. SIGNATURES ON THE FOLLOWING PAGE.]

Very truly yours,

WINMARK CORPORATION

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Tite:	Chief Financial Officer

WIRTH BUSINESS CREDIT, INC.

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Tite:	Chief Financial Officer

WINMARK CAPITAL CORPORATION

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Tite:	Chief Financial Officer

GROW BIZ GAMES, INC.

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Tite:	Chief Financial Officer

The foregoing Agreement is

hereby accepted as of the

date first above written.

PGIM, Inc.

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Tite:	Vice President

EXHIBIT A

[FORM OF SHELF NOTE]

WINMARK CORPORATION
WIRTH BUSINESS CREDIT, INC.
WINMARK CAPITAL CORPORATION
GROW BIZ GAMES, INC.

[____]% Senior Secured Note, Series ___, Due [__________, ____]

No. _____[Date]

PPN:

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, WINMARK CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein called the “Company”), Wirth Business Credit, Inc., a corporation organized and existing under the laws of the State of Minnesota (herein called “Wirth”), Winmark Capital Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called “Winmark Capital”), and Grow Biz Games, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Grow Biz”; the Company, Wirth, Winmark Capital and Grow Biz being collectively called the “Issuers”), hereby jointly and severally promise to pay to _______________________________, or registered assigns, the principal sum of _______________________________ DOLLARS on [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) (i) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and (ii) during any period when an Event of Default shall be in existence, at the election of the Required Holder(s), on the entire principal amount hereof, at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand). The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) [___% [2% over the coupon rate]] or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

EXHIBIT A-1

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to a Private Shelf Agreement, dated as of April 12, 2022 (herein called the “Agreement”), among the Issuers and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

The Issuers jointly and severally agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement, but not otherwise.

This Note is secured by, and entitled to the benefits of, the Collateral Documents. Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Issuers hereunder.

Each Issuer and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

EXHIBIT A-2

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

WINMARK CORPORATION

By:

Name:

Title:

WIRTH BUSINESS CREDIT, INC.

By:

Name:

Title:

WINMARK CAPITAL CORPORATION

By:

Name:

Title:

GROW BIZ GAMES, INC.

By:

Name:

Title:

EXHIBIT A-3

EXHIBIT B

[RESERVED]

EXHIBIT B-1

EXHIBIT C

FORM OF REQUEST FOR PURCHASE

WINMARK CORPORATION
WIRTH BUSINESS CREDIT, INC.
WINMARK CAPITAL CORPORATION
GROW BIZ GAMES, INC.

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of April 12, 2022, between WINMARK CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein called the “Company”), Wirth Business Credit, Inc., a corporation organized and existing under the laws of the State of Minnesota (herein called “Wirth”), Winmark Capital Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called “Winmark Capital”), and Grow Biz Games, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Grow Biz”; the Company, Wirth, Winmark Capital and Grow Biz being collectively called the “Issuers”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to paragraph 2A(3) of the Agreement, the Issuers hereby make the following Request for Purchase:

1.Aggregate principal amount of

the Shelf Notes covered hereby

(the “Notes”) ................... $__________1

2.Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period

[___] in arrears

3.Use of proceeds of the Notes:

4.Proposed day for the closing of the purchase and sale of the Notes:

    1Minimum principal amount of $5,000,000.

EXHIBIT C-1

5.The purchase price of the Notes is to be transferred to:

Name and Address

and ABA RoutingNumber of

Number of Bank     Account

6.Each Issuer certifies that (a) the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase and (b) there exists on the date of this Request for Purchase no Event of Default or Default.  [Each Guarantor certifies that the representations and warranties contained in Section [__] of the Guaranty Agreement are true on and as of the date of this Request for Purchase.]

Dated:

WINMARK CORPORATION

By:

Name:

Title:

WIRTH BUSINESS CREDIT, INC.

By:

Name:

Title:

WINMARK CAPITAL CORPORATION

By:

Name:

Title:

GROW BIZ GAMES, INC.

By:

EXHIBIT C-2

Name:  Title:

[NAME OF GUARANTORS]

By:

Name:  Title:

EXHIBIT C-3

EXHIBIT D

FORM OF CONFIRMATION OF ACCEPTANCE

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of April 12, 2022, between WINMARK CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein called the “Company”), Wirth Business Credit, Inc., a corporation organized and existing under the laws of the State of Minnesota (herein called “Wirth”), Winmark Capital Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called “Winmark Capital”), and Grow Biz Games, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Grow Biz”; the Company, Wirth, Winmark Capital and Grow Biz being collectively called the “Issuers”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2A(5) and 2A(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement.

Pursuant to paragraph 2A(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.Accepted Notes: Aggregate principal amount $__________________

(A)(a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period:[_______] in arrears

(g) Payment and notice instructions: As set forth on attached

Purchaser Schedule

(B)(a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period:[_______] in arrears

(g) Payment and notice instructions: As set forth on attached

Purchaser Schedule

[(C), (D)..... same information as above.]

EXHIBIT D-1

II.Closing Day:

Dated:

[PRUDENTIAL AFFILIATE]

By ______________________________

Vice President

Acknowledged and Agreed:

WINMARK CORPORATION

By:

Name:

Title:

WIRTH BUSINESS CREDIT, INC.

By:

Name:

Title:

WINMARK CAPITAL CORPORATION

By:

Name:

Title:

GROW BIZ GAMES, INC.

By:

Name:

Title:

EXHIBIT D-2

[ATTACH PURCHASER SCHEDULES]

EXHIBIT D-3

EXHIBIT E

[FORM OF OPINION OF ISSUERS’ COUNSEL]

1.Each Issuer is a corporation duly organized and validly existing in good standing under the laws of the state of Minnesota. To the extent each Issuer’s current and proposed business is known to us, each Issuer has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted.
2. Each Issuer has all requisite corporate power to execute, deliver and perform its obligations under the Note Agreement, and the Private Shelf Agreement (collectively, the “Transaction Documents”) have been duly authorized by all requisite corporate action on the part of each Issuer and duly executed and delivered by authorized officers of each Issuer, and are valid obligations of each Issuer, legally binding upon and enforceable against each Issuer in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization arrangement, moratorium, equitable subordination, fraudulent conveyance and other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (c) compliance with, and limitations imposed by, procedural requirements of state law relating to the exercise of remedies by you.
3. It is not necessary in connection with the offering, issuance, sale and delivery of any Shelf Note under the circumstances contemplated by the Private Shelf Agreement to register any Shelf Note under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.
4. The extension, arranging and obtaining of the credit represented by a Shelf Note does not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
5. The execution and delivery of the Transaction Documents, the offering, issuance and sale of any Shelf Note and fulfillment of and compliance with the respective provisions of the Note Agreement, Private Shelf Agreement and the other Transaction Documents do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Liens in the Collateral under the Collateral Documents) upon any of the properties or assets of any Issuer pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings to perfect the Liens in the Collateral intended to be created by the Collateral Documents) pursuant to, the charter or bylaws of any Issuer, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Private Shelf Agreement and Note Agreement), instrument, order, judgment or decree to which any Issuer is a party or otherwise subject.

EXHIBIT E-1

6. No Issuer is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (b) a “holding company” of a “public utility company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (c) a “public utility” within the meaning of the Federal Power Act, as amended.
7. Under Article 9 of the Uniform Commercial Code as currently in effect in the state of Minnesota, the provisions of the Amendment and the transactions contemplated by the Private Shelf Agreement do not (without regard to any other facts or agreements) adversely affect the validity, enforceability, or perfection of any security interest securing the Senior Indebtedness (as defined in the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of April , 2022, as amended), in the Collateral described therein to the extent that the Uniform Commercial Code as currently in effect in the state of Minnesota is applicable thereto.
8. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting any Issuer or any property of any Issuer in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Note Agreement, Private Shelf Agreement, the Notes, any Shelf Note, or any other Transaction Document, or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

EXHIBIT E-2